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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 1999
Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4255 Amon Carter Blvd., Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (817) 963-6400

(Former name or former address, if changed since last report.)

Item 5. Other Events.

    On December 14, 1999, US Airways, Inc. exercised one of its two options to acquire 3 million shares of the Company's Class A Common Stock. Pursuant to the terms of the exercised option, the Company has the right to issue cash in lieu of issuing Class A Common Stock upon the exercise of the option. The Company has exercised this right, and accordingly, will pay US Airways or its designee approximately $81 million in cancellation of the option early in the first quarter of 2000.

Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

        The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.2	Presentation to Investors dated December 14, 1999

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
By:	/s/ ANDREW B. STEINBERG Name: Andrew B. Steinberg Title: Executive Vice President, General Counsel and Corporate Secretary

Date: December 20, 1999

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.2	Presentation to Investors dated December 14, 1999

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SIGNATURE

EXHIBIT INDEX